UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 8, 2026

Apollo Global Management, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41197	86-3155788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street, 42nd Floor

New York, New York 10019

(Address of principal executive offices) (Zip Code)

(212) 515-3200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	APO	New York Stock Exchange
6.75% Series A Mandatory Convertible Preferred Stock	APO.PRA	New York Stock Exchange
7.625% Fixed-Rate Resettable Junior Subordinated Notes due 2053	APOS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Annual Meeting. On June 8, 2026, Apollo Global Management, Inc. (the “Company”) held its 2026 Annual Meeting of Stockholders (the “Annual Meeting”). The matters voted upon at the Annual Meeting and the final results of such voting are set forth below. A more complete description of each proposal is set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 24, 2026.

Matters Voted Upon; Voting Results. The following matters were submitted for a vote of the Company’s stockholders.

Proposal One. To elect Marc Beilinson, James Belardi, Jessica Bibliowicz, Gary Cohn, Kerry Murphy Healey, Mitra Hormozi, Pamela Joyner, Scott Kleinman, Brian Leach, Marc Rowan, Lynn Swann, Patrick Toomey and James Zelter to the board of directors of the Company as directors, in each case, for a term of one year expiring at the annual meeting of stockholders of the Company to be held in 2027 (the “2027 Annual Meeting”).

The nominees listed below were elected as directors of the Company to hold office for a term of one year expiring at the 2027 Annual Meeting and until their successor has been duly elected and qualified. The results of the voting were as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
Marc Beilinson	439,445,869	14,232,088	91,990	56,075,043
James Belardi	451,938,638	1,745,724	85,581	56,075,047
Jessica Bibliowicz	451,577,096	2,108,789	84,062	56,075,043
Gary Cohn	439,641,175	13,820,258	308,508	56,075,049
Kerry Murphy Healey	450,617,478	3,014,803	137,664	56,075,045
Mitra Hormozi	446,505,095	7,177,791	87,060	56,075,044
Pamela Joyner	450,217,569	3,166,398	385,980	56,075,043
Scott Kleinman	451,885,846	1,800,626	83,472	56,075,046
Brian Leach	449,419,692	4,268,989	81,264	56,075,045
Marc Rowan	445,068,284	7,649,458	1,052,200	56,075,048
Lynn Swann	446,020,877	7,591,243	157,825	56,075,045
Patrick Toomey	451,577,180	2,096,985	95,780	56,075,045
James Zelter	451,822,804	1,861,920	85,221	56,075,045

Proposal Two. To approve, on an advisory basis, the compensation of the Company’s named executive officers (say on pay).

The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers. The results of the voting were as follows:

For	Against	Abstain	Broker Non-Votes
321,612,541	131,990,818	166,571	56,075,060

Proposal Three. To conduct an advisory vote on the frequency of future advisory votes to approve the compensation of the Company’s named executive officers (say on frequency). The Company’s stockholders voted, on a non-binding, advisory basis, in favor of holding a say-on-pay vote every one year.

The results of the voting were as follows:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
274,693,342	521,879	178,315,278	239,430	56,075,061

Proposal Four. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. The results of the voting were as follows:

For	Against	Abstain
505,479,171	4,283,213	82,606

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO GLOBAL MANAGEMENT, INC.

Date: June 9, 2026	By:	/s/ Jessica L. Lomm
		Name:	Jessica L. Lomm
		Title:	Vice President and Secretary